Smeal Fire Apparatus Co. and Subsidiaries

Consolidated Financial Statements and Independent Auditors' Report

December 31, 2016 and 2015

Lutz

Smeal Fire Apparatus Co. and Subsidiaries

Index

Lutz
MIND WHAT MATTERS

INDEPENDENT AUDITORS' REPORT

Board of Directors and Stockholders
Smeal Fire Apparatus Co. and Subsidiaries
Snyder, Nebraska

Report on the Consolidated Financial Statements
We have audited the accompanying consolidated financial statements of Smeal Fire Apparatus Co. and Subsidiaries which comprise the consolidated balance sheets as of December 31, 2016 and 2015, and the related consolidated statements of operations, stockholders' equity, and cash flows for the years then ended and the related notes to the consolidated financial statements.

Management's Responsibility for the Consolidated Financial Statements
Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditors' Responsibility
Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditors' judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity's preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity's internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a reasonable basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Smeal Fire Apparatus Co. and Subsidiaries as of December 31, 2016 and 2015, and the consolidated results of their operations and their consolidated cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

Lutz & Company, P.C.

March 1, 2017

Smeal Fire Apparatus Co. and Subsidiaries

Consolidated Balance Sheets

December 31, 2016 and 2015

ASSETS (Note 3)	2016	2015
CURRENT ASSETS		
Cash and Cash Equivalents	$ 3,825,051	$ 3,307,294
Receivables		
Trade Accounts, Less Allowance of Doubtful Accounts of $91,945 and $0, Respectively	686,329	477,090
Other	135,550	131,124
Inventories (Note 2)	45,534,683	39,275,222
Other Investments (Note 7)	160,152	209,427
Prepaid Expenses	980,728	956,619
Total Current Assets	51,322,493	44,356,776
PROPERTY AND EQUIPMENT		
Land	45,418	45,418
Buildings and Improvements	4,644,501	4,225,431
Plant Machinery and Equipment	6,046,475	5,367,211
Office Furniture and Equipment	2,657,384	2,169,767
Vehicles	455,809	499,926
Total Cost	13,849,587	12,307,753
Less Accumulated Depreciation	7,044,551	6,011,570
Net Book Value	6,805,036	6,296,183
OTHER ASSETS		
Deposits (Note 6)	80,300	54,281
Goodwill, Net of Accumulated Amortization of $365,700 and $219,420, Respectively	1,097,100	1,243,380
Total Other Assets	1,177,400	1,297,661
TOTAL ASSETS	**$ 59,304,929**	**$ 51,950,620**

See Notes to Consolidated Financial Statements.

Smeal Fire Apparatus Co. and Subsidiaries

Consolidated Balance Sheets

December 31, 2016 and 2015

	2016	2015
LIABILITIES		
CURRENT LIABILITIES		
Revolving Bank Line of Credit	$ 2,600,000	$ -
Accounts Payable	11,005,937	5,858,873
Customer Prepayments	27,981,755	25,249,142
Accrued Salaries, Wages and Bonuses	1,458,098	874,651
Taxes Accrued and Withheld	181,369	117,752
Accrued Warranty Expense	500,000	500,000
Deferred Compensation Payable (Note 7)	160,152	209,427
Other Accrued Expenses (Note 6)	1,059,281	10,531
Total Current Liabilities	44,946,592	32,820,376
LONG-TERM LIABILITIES		
Other Long-Term Liabilities	125,000	-
Total Liabilities	45,071,592	32,820,376
COMMITMENTS AND CONTINGENCIES (Note 6)		
STOCKHOLDERS' EQUITY		
COMMON STOCK (Notes 4 and 6)		
$1 Par Value, Authorized, 10,000 Shares		
Issued and Outstanding, 4,206 and 4,211 Shares, Respectively	4,206	4,211
PAID IN CAPITAL	2,405,763	2,448,402
RETAINED EARNINGS	13,960,628	18,820,035
LESS: Note Receivable, Issuance of Common Stock (Note 4)	(2,137,260)	(2,142,404)
Total Stockholders' Equity	14,233,337	19,130,244
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	**$ 59,304,929**	**$ 51,950,620**

See Notes to Consolidated Financial Statements.

Smeal Fire Apparatus Co. and Subsidiaries

Consolidated Statements of Operations

Years Ended December 31, 2016 and 2015

	2016 Amount	2016 Percent	2015 Amount	2015 Percent
SALES				
Chassis	$ 33,760,197	35.67%	$ 30,383,530	34.27%
Aerial Trucks and OEM Aerial Devises	25,021,829	26.44%	22,909,572	25.84%
Pumper Trucks	32,462,284	34.30%	31,520,970	35.55%
Parts, Refurbs, Repairs, and Other	3,391,599	3.58%	3,840,805	4.33%
Total Sales	94,635,909	100.00%	88,654,877	100.00%
COST OF SALES				
Chassis	33,370,338	35.26%	29,961,797	33.80%
Direct Materials	35,137,153	37.13%	31,155,669	35.14%
Direct Labor	11,445,905	12.09%	8,456,315	9.54%
Manufacturing Costs	10,997,836	11.62%	13,957,079	15.74%
Total Costs of Sales	90,951,232	96.11%	83,530,860	94.22%
GROSS PROFIT	3,684,677	3.89%	5,124,017	5.78%
OPERATING EXPENSES	8,385,537	8.86%	8,502,358	9.59%
Loss from Operations	(4,700,860)	-4.97%	(3,378,341)	-3.81%
OTHER INCOME AND EXPENSE				
Interest Income	117,365	0.12%	171,569	0.19%
Interest Expense	(405,691)	-0.43%	(168,764)	-0.19%
Gain on Sale of Property and Equipment	10,043	0.01%	14,307	0.02%
Other Income	119,736	0.13%	421,677	0.48%
Total Other Income and Expense	(158,547)	-0.17%	438,789	0.49%
NET LOSS	**$ (4,859,407)**	**-5.13%**	**$ (2,939,552)**	**-3.32%**

See Notes to Consolidated Financial Statements.

Smeal Fire Apparatus Co. and Subsidiaries

Consolidated Statements of Stockholders' Equity

Years Ended December 31, 2016 and 2015

	Common Stock	Paid In Capital	Retained Earnings	Note Receivable, Issuance of Common Stock	Total Stockholders' Equity
BALANCES, December 31, 2014	$ 3,867	$ 306,342	$ 21,987,753	$ -	$ 22,297,962
Note Receivable, Issuance of Common Stock (Note 4)	344	2,136,916	-	(2,137,260)	-
Interest Accrued on Note Receivable, Issuance of Common Stock	-	5,144	-	(5,144)	-
Net Loss	-	-	(2,939,552)	-	(2,939,552)
Distributions to Stockholders	-	-	(228,166)	-	(228,166)
BALANCES, December 31, 2015	4,211	2,448,402	18,820,035	(2,142,404)	19,130,244
Redemption of Common Stock (Note 6)	(5)	(37,495)	-	-	(37,500)
Interest Forgiven on Note Receivable, Issuance of Common Stock (Note 4)	-	(5,144)	-	5,144	-
Net Loss	-	-	(4,859,407)	-	(4,859,407)
BALANCES, December 31, 2016	**$ 4,206**	**$ 2,405,763**	**$ 13,960,628**	**$ (2,137,260)**	**$ 14,233,337**

See Notes to Consolidated Financial Statements.

Smeal Fire Apparatus Co. and Subsidiaries

Consolidated Statements of Cash Flows

Years Ended December 31, 2016 and 2015

	2016	2015
CASH FLOWS FROM OPERATING ACTIVITIES		
Net Loss	$ (4,859,407)	$ (2,939,552)
Adjustments to Reconcile Net Loss to		
Net Cash Used In Operating Activities		
Depreciation and Amortization	1,198,092	892,507
Increase (Decrease) in Deferred Compensation Payable	(49,275)	2,714
Gain on Sale of Property and Equipment	(10,043)	(14,307)
Increase in LIFO Reserve	523,523	672,775
Changes in Current Assets and Current Liabilities		
Decrease (Increase) in Trade Accounts Receivable	(209,239)	108,214
Increase in Other Receivables	(4,426)	(34,694)
Increase in Inventories	(6,782,984)	(13,752,642)
Increase in Prepaid Expenses	(24,109)	(394,846)
Increase in Deposits	(26,019)	(12,920)
Increase in Accounts Payable	5,147,064	2,465,734
Increase in Customer Prepayments	2,732,613	10,196,173
Increase in Accrued Salaries, Wages and Bonuses	583,447	175,405
Increase in Taxes Accrued and Withheld	63,617	3,553
Decrease in Profit Sharing Payable	-	(21,340)
Increase in Accrued Warranty	-	50,000
Increase (Decrease) in Other Current Liabilities	1,048,750	(8,481)
Increase in Other Long-Term Liabilities	125,000	-
Net Cash Used In Operating Activities	(543,396)	(2,611,707)
CASH FLOWS FROM INVESTING ACTIVITIES		
Purchase of Property and Equipment	(1,589,122)	(2,162,011)
Proceeds from Sale of Property and Equipment	38,500	14,307
Decrease in Income Tax Deposit	-	815,670
Decrease (Increase) in Other Investments	49,275	(2,714)
Net Cash Used in Investing Activities	(1,501,347)	(1,334,748)
CASH FLOWS FROM FINANCING ACTIVITIES		
Redemption of Common Stock	(37,500)	-
Net Advances on Line of Credit	2,600,000	-
Distributions to Stockholders	-	(228,166)
Net Cash Provided by (Used in) Financing Activities	2,562,500	(228,166)
Net Increase (Decrease) in Cash and Cash Equivalents	517,757	(4,174,621)
Cash and Cash Equivalents, Beginning of Year	3,307,294	7,481,915
Cash and Cash Equivalents, End of Year	**$ 3,825,051**	**$ 3,307,294**

See Notes to Consolidated Financial Statements.

Smeal Fire Apparatus Co. and Subsidiaries

Consolidated Statements of Cash Flows - Continued

Years Ended December 31, 2016 and 2015

		2016		2015
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION				
Interest Paid	$	423,324	$	169,607
NONCASH INVESTING AND FINANCING ACTIVITIES				
Issuance of Note Receivable for Common Stock	$	-	$	2,137,260
Interest Accrued (Forgiven) on Note Receivable, Issuance of Common Stock		(5,144)		5,144

See Notes to Consolidated Financial Statements.

1. Summary of Significant Accounting Policies

A summary of the significant accounting policies consistently applied in the preparation of the accompanying consolidated financial statements is set forth below.

Principles of Consolidation

The consolidated financial statements include the accounts of Smeal Fire Apparatus Co. and its wholly owned subsidiaries Smeal Properties, Inc., Ladder Tower Co., and U.S. Tanker Co., collectively the "Company". All significant intercompany accounts and transactions have been eliminated in consolidation.

Nature of Business

The Company manufactures and sells fire trucks, aerial ladders and related equipment to customers located throughout the United States and Canada.

Use of Estimates

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Advertising Costs

The costs of advertising are expensed as incurred. Advertising costs were approximately $336,000 and $474,000 the years ended December 31, 2016 and 2015, respectively.

Cash and Cash Equivalents

For purposes of the consolidated statements of cash flows, the Company considers all investments with an original maturity of three months or less to be cash and cash equivalents.

Trade Accounts Receivable

Trade accounts receivable are carried at the original invoice amount less an estimate made for doubtful receivables based on a review of all outstanding accounts by management. Receivables are written off when deemed uncollectible. Recoveries of trade accounts receivable previously written off are recorded when received.

Inventories

Inventories for the Company are valued at the lower of cost or market using the last-in, first-out (LIFO) method (See Note 2).

Property and Equipment

Property and equipment are recorded at cost. Expenditures for additions and betterments are capitalized; expenditures for maintenance and repairs are charged to expense as incurred. The costs of assets disposed and the related accumulated depreciation are eliminated from the accounts in the year of disposal. Gains or losses from property disposals are recognized in the year of disposal.

Depreciation is computed using both straight-line and accelerated methods over the following estimated useful lives:

	Years
Buildings and Improvements	39
Plant Machinery and Equipment	7
Office Furniture and Equipment	3 - 7
Vehicles	5

Goodwill

Goodwill represents the carrying amount of the cost in excess of net assets acquired. The Company follows FASB Accounting Standards Update 2014-02, *Intangibles – Goodwill and Other (Topic 350): Accounting for Goodwill*, which allows the Company to amortize goodwill prospectively on a straight-line basis up to 10 years. Management believes this method more accurately reflects its periodic results of operations and elected to amortize its existing goodwill over 10 years, which represents the estimated useful life. Amortization expense of $146,280 was recorded for the years ended December 31, 2016 and 2015, in the accompanying consolidated statements of operations. The Company will continue to review goodwill for possible impairment when a triggering event has occurred. Amortization expense over the next five years is anticipated to be $146,280 annually.

Concentration of Credit Risk

The Company has two financial instruments that potentially subject the Company to credit risk.

The Company maintains bank accounts in which the balances sometimes exceed the Federal Deposit Insurance Corporation (FDIC) limit of $250,000. At December 31, 2016 and 2015, there were cash balances in excess of FDIC limits at the bank of approximately $4,608,000 and $4,256,000, respectively.

The Company's trade accounts receivable are also subject to credit risk.

Customer Prepayments

Customer prepayments are recorded as a liability upon receipt and are recognized as revenues in accordance with the Company's revenue recognition policy.

Accrued Warranty Expense

The Company accrues estimated future warranty claims based on historical experience.

Revenue Recognition

The Company recognizes revenue from the sale of fire trucks and aerial ladders when title and risks of ownership are transferred to the customer, which generally is upon payment and customer acceptance of the unit as built. Revenue from sales of related equipment is recognized when the related equipment has been shipped.

Income Taxes

The Company, with the consent of its stockholders elected under the Internal Revenue Code to be taxed as an S corporation. Accordingly, taxable income, deductions and credits flow through to the stockholders each year as earned and are reported on their personal income tax returns. Therefore, no provision or liability for income taxes has been included in the consolidated financial statements of the Company.

The Company adopted the provisions of FASB Codification Topic 740-10 related to uncertain income tax positions. As a result of the Company being taxed as an S corporation, management believes there are no uncertain income tax positions taken which would require the Company to reflect a liability for unrecognized tax benefits on the accompanying consolidated balance sheets.

The Company generally makes tax related cash distributions to its stockholders in amounts sufficient to cover any income taxes they are required to pay on the Company's taxable income.

Management believes the Company is no longer subject to income tax examinations by federal, state, or local tax authorities for years prior to 2013.

Reclassifications

Certain reclassifications have been made to the 2015 consolidated financial statements to conform to the 2016 presentation.

Subsequent Events

Subsequent events are events or transactions that occur after the consolidated balance sheet date, but before the consolidated financial statements are available to be issued and may require potential recognition or disclosure in the consolidated financial statements. Management has considered such events or transactions through March 1, 2017. See note 8 for a description of a subsequent event.

2. Inventories

Inventories at December 31, 2016 and 2015 consist of the following:

	2016	2015
Chassis	$ 14,063,376	$ 14,864,511
Demos	3,782,835	3,005,588
Finished Goods	15,008,379	8,626,604
Raw Materials	9,739,969	9,086,639
Work-In Process	12,466,899	12,695,132
	55,061,458	48,278,474
LIFO Reserve	(9,526,775)	(9,003,252)
Total Inventories	$ 45,534,683	$ 39,275,222

Net earnings would have been $523,523 higher and $672,775 higher for the years ended December 31, 2016 and 2015, respectively, if all inventories would have been valued using the first-in, first-out (FIFO) method.

3. Financing Arrangements

The Company's financing arrangement consists of a $10,000,000 revolving bank line of credit, expiring April 2017, with interest payable at the bank's index rate (the bank's index rate was 3.75% at December 31, 2016) with a floor of 4.75%, payable monthly. Maximum borrowings under this line of credit are limited to a borrowing base calculation. This line of credit is collateralized by substantially all assets of the Company. There was $2,600,000 outstanding against this line of credit at December 31, 2016, and $0 outstanding against a similar $6,000,000 line of credit at December 31, 2015

The Company also has available an irrevocable standby letter of credit in the amount of $2,000,000, which renews automatically until terminated, subject to the same interest rate and collateral as the revolving bank line of credit noted above.

4. Note Receivable, Issuance of Common Stock

Note Receivable, Issuance of Common Stock consists of an amount due to the Company for the issuance of common stock to an individual. This note is collateralized by the common stock issued and bears interest at .48%, which is forgiven annually if the individual is employed on the last day of the year. The principal balance plus accrued interest is due in July 2021.

The transaction for this stock issuance during 2015 (Note 6) was done at fair market value at the time of sale, as determined by a third party valuation. The note balance, including principal and accrued interest, was $2,137,260 and $2,142,404 at December 31, 2016 and 2015, respectively. Interest on these notes is credited to additional paid in capital as it is earned.

5. 401(k) Profit Sharing Plan

The Company maintains a 401(k) profit sharing plan which covers substantially all employees upon the completion of one year of employment, 1,000 hours of service and attainment of 18 years of age. The Company's contribution to the plan consists of a match equal to 100% of the first 3% of voluntary salary deferral contributions plus 50% of the next 2% of eligible participant compensation and an additional discretionary amount determined each year by the Company. The Company's contributions were approximately $447,000 and $396,000 for the years ended December 31, 2016 and 2015, respectively.

6. Commitments and Contingencies

Customer Penalties

The Company has contracts with certain customers that contain penalty clauses for delays relating to the delivery of final trucks. Production during the year was behind schedule, resulting in late delivery of trucks, including trucks in deferred and WIP inventory at year end. These penalties have traditionally been negotiated with customers upon delivery, with some minimal payouts being made. Consistent with past practices and experience, penalties are recognized when paid.

Captive Insurance

The Company is a member of a captive insurance group. The Company made an initial investment in the captive insurance group of $36,000, which is accounted for on the cost basis. The group provides workers compensation insurance which requires a certain level of self-insurance. At December 31, 2016 the Company estimates its maximum exposure to self-insurance liability is limited to $132,869 and is collateralized by an irrevocable standby letter of credit in that amount. Management is presently not aware of any un-asserted general liability claims which would have material adverse impact on the accompanying financial statements.

Self-Insured Health Claims Payable

The Company is self-insured under its employee group health insurance program. In connection therewith, excess loss insurance coverage is maintained by the Company. The coverage provides for payment by the insurance carrier when individual benefits exceed the contracted annual deductible amount of $100,000 per individual, with unlimited maximum reimbursement per employee after the deductible is reached. Management is presently not aware of any un-asserted general liability or group health claims, which would have a material adverse impact on the accompanying consolidated financial statements. The Company has accrued approximately $900,000 for possible outstanding claims for the year ended December 31, 2016, which is included in other accrued expenses on the consolidated balance sheet. No amounts were accrued for the year ended December 31, 2015.

Legal Proceedings

The Company is party to certain legal proceedings arising in the ordinary course of its business. In the opinion of management and its legal counsel, disposition of these matters will not materially affect the Company's consolidated financial position or consolidated results of operations.

Stockholder Agreements

The Company and its stockholders have entered into an agreement which restricts the stockholders from selling their shares to any entity other than the Company or remaining stockholders unless approved by the Company and its stockholders. The Company and remaining stockholders have the first and second option, respectively, to purchase the shares, except in the case of death, whereby the Company is required to purchase the shares, at net book value.

Employee Stock Purchase Plan

The Company established an Employee Stock Purchase Plan to grant certain Company executives with awards to purchase Company stock. These awards are granted by a committee comprised of the board of directors of the Company. Awards granted under the Plan allow executive(s) to purchase Company stock at a price specified by the committee (not less than 75% of the fair market value of the stock), within 12 months of the award grant. No shares were granted during 2016. During 2015, the Company granted 344 shares to an employee for a total purchase price of $2,137,260 which was financed through a note with the Company (Note 4).

7. Deferred Compensation

The Company has created the Smeal Fire Apparatus Co. Incentive Plan (the "Plan") to establish nonqualified deferred compensation arrangements with certain key employees. Contributions to the Plan are determined each year by the Company at its discretion. The Plan requires the Company to invest contributions in principal protection and fixed income investments, which are recorded as other investments on the Company's consolidated balance sheets. In addition, the Company is required to maintain separate deferred incentive compensation accounts on behalf of each participant to reflect the value of the deferred benefits, which are recorded as deferred compensation payable on the Company's consolidated balance sheets. Each participant's deferred incentive compensation account is allocated on an annual basis a portion of the Company's contribution to the Plan plus or minus their portion of the changes in market value of the investments. Deferred benefits are payable no later than one year after the employee's retirement, resignation, disability or death in installments over a period of three years unless the employee submits written request for a lump sum payment at least one year prior to such occurrence. The Company made no contributions to the Plan for the years ended December 31, 2016 and 2015. This Plan was terminated with the asset sale described in Note 8. Payouts to all employees in the Plan occurred in 2017.

8. Subsequent Event

On December 13, 2016, the Company signed a letter of intent to sell substantially all assets of the Company to a third party. The sale was completed on January 3, 2017.

Lutz